UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

            On May 15, 2024, Larry Aichler ceased to be the Chief Financial Officer of Professional Diversity Network, Inc. (the “Company”) by mutual agreement effective immediately.

On May 20, 2024, the Board of Directors of the Company appointed Megan Bozzuto as interim Chief Financial Officer of the Company, pending the outcome of the Company’s search for a permanent successor. Ms. Bozzuto, age 45, was the Company’s Chief Marketing Officer, a position she had held since April 2023. Previous to that, Ms. Bozzuto held various positions at the International Association of Women (IAW) since 2017 and she remains the President of the Company’s IAW segment. Ms. Bozzuto has over two decades of experience in accounting, finance, and marketing, having worked in public companies and as an entrepreneur. She holds a Bachelor of Science degree in Accounting Information Systems from Bentley University.

                In connection with her appointment as interim Chief Financial Officer, Ms. Bozzuto’s salary will be increased to $132,000 per year and she received a stock grant valued at $20,000.

There are no arrangements or understandings between Ms. Bozzuto and any other person pursuant to which she was selected as interim Chief Financial Officer. There are no family relationships between Ms. Bozzuto and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, other than through her normal compensation arrangements, the Company has not entered into any transactions with Ms. Bozzuto that are reportable pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: May 21, 2024	/s/ Adam He
Adam He, Chief Executive Officer